UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2014

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Interpublic Group 2014 Performance Incentive Plan
On May 22, 2014, at the annual meeting of shareholders of The Interpublic Group of Companies, Inc. (“IPG,” “Interpublic” or the “Company”), Interpublic’s shareholders approved The Interpublic Group 2014 Performance Incentive Plan (the “Plan”). The Company’s Board of Directors, upon the recommendation of its Compensation and Leadership Talent Committee (the “Committee”), approved the Plan on March 27, 2014, subject to the approval of Interpublic’s shareholders. The Plan replaces the 2009 Performance Incentive Plan (the “2009 PIP”) as Interpublic’s incentive compensation plan.
The number of IPG common shares available for grants of all equity awards under the Plan will be 28.75 million shares (subject to the terms and conditions of the Plan, including any adjustment provisions). Upon approval of the Plan, any shares authorized but not subject to then-outstanding awards under the 2009 PIP were extinguished under the 2009 PIP.
A more detailed description of the Plan is contained in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 11, 2014 (the “Proxy Statement”), under the heading “Item 4: Proposal to Adopt The Interpublic Group 2014 Performance Incentive Plan,” which description is incorporated herein by reference and is filed herewith as Exhibit 99.1. The foregoing description is qualified in its entirety to the full text of the Plan, which is filed as Exhibit 10.1 hereto.
The Interpublic Group Executive Performance (162(m)) Plan
On May 22, 2014, at the IPG annual meeting of shareholders, the Company’s shareholders approved The Interpublic Group Executive Performance (162(m)) Plan (the “EPP”). The Company’s Board of Directors adopted the EPP on March 27, 2014, subject to the approval of Interpublic’s shareholders.
A more detailed description of the EPP is contained in the Company’s Proxy Statement under the heading “Item 5: Proposal to Adopt The Interpublic Group Executive Performance (162(m)) Plan,” which description is incorporated herein by reference and is filed herewith as Exhibit 99.1. The foregoing description is qualified in its entirety to the full text of the EPP, which is filed as Exhibit 10.2 hereto.
Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of shareholders of The Interpublic Group of Companies, Inc. was held on May 22, 2014.

(b) The following matters were voted upon with the final results indicated below.

1.	The nominees listed below were elected directors until the next annual meeting of shareholders with the respective votes set forth opposite their names:

				BROKER
NOMINEE	FOR	AGAINST	ABSTAIN	NON-VOTES

Jocelyn Carter-Miller	355,470,202	378,326	969,415	15,545,788
Jill M. Considine	341,218,160	14,625,882	973,901	15,545,788
Richard A. Goldstein	351,546,902	4,208,347	1,062,694	15,545,788
Mary J. Steele Guilfoile	355,408,221	439,443	970,279	15,545,788
H. John Greeniaus	351,552,517	4,266,838	998,588	15,545,788
Dawn Hudson	355,450,202	397,259	970,482	15,545,788
William T. Kerr	355,075,269	773,436	969,238	15,545,788
Michael I. Roth	342,567,953	12,289,372	1,960,618	15,545,788
David M. Thomas	353,701,331	2,146,178	970,434	15,545,788

2.	A proposal to approve confirmation of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2014 was approved with the votes set forth below:

For	367,894,663
Against	3,460,474
Abstain	1,008,594

There were no broker non-votes.

3.	An advisory ballot question on named executive officer compensation was approved with the votes set forth below:

For	348,581,935
Against	6,877,188
Abstain	1,358,820
Broker non-votes	15,545,788

4.	A proposal to adopt The Interpublic Group 2014 Performance Incentive Plan was approved with the votes set forth below:

For	343,926,737
Against	11,865,221
Abstain	1,025,985
Broker non-votes	15,545,788

5.	A proposal to adopt The Interpublic Group Executive Performance (162(m)) Plan was approved with the votes set forth below:

For	345,391,936
Against	10,402,504
Abstain	1,023,503
Broker non-votes	15,545,788

Item 9.01. Financial Statements and Exhibits.
Exhibit 10.1: The Interpublic Group 2014 Performance Incentive Plan (filed pursuant to Item 5.02(e))

Exhibit 10.2: The Interpublic Group Executive Performance (162(m)) Plan (filed pursuant to Item 5.02(e))

Exhibit 99.1:
The section under the heading “Item 4: Proposal to Adopt The Interpublic Group 2014 Performance Incentive Plan,” contained in the Company’s definitive Proxy Statement (incorporated by reference to the Company’s definitive Proxy Statement on Schedule 14A filed on April 11, 2014)

Exhibit 99.2:
The section under the head “Item 5: Proposal to Adopt The Interpublic Group Executive Performance (162(m)) Plan,” contained in the Company’s defined Proxy Statement (incorporated by reference to the Company’s definitive Proxy Statement on Schedule 14A filed on April 11, 2014)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: May 28, 2014	By:	/s/ Andrew Bonzani
Name: Andrew Bonzani Title: Senior Vice President, General Counsel and Secretary